                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):

                                 June 10, 2002

                           Encore Acquisition Company
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      001-16295               75-2759650
(State or Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)         Identification No.)

                                777 Main Street
                                   Suite 1400
                            Fort Worth, Texas 76102
             (Address and Zip Code of Principal Executive Offices)

                                 (817) 877-9955
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         On June 10, 2002, Encore Acquisition Company, a Delaware corporation (the "Company"), issued a press release announcing that it intends to offer approximately $150 million of Senior Subordinated Notes due 2012 by means of a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The offering of the notes, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers, and outside the United States to non-U.S. investors. The Company expects to price the notes the week of June 17, 2002. The Company will use the net proceeds from the offering, together with borrowings under a new revolving credit facility to be entered into at the time of the offering, to repay all of the outstanding indebtedness under its existing bank credit facility. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial Statements of business acquired.

                None.

         (b)    Pro Forma Financial Information.

                None.

                The following exhibits are filed herewith:

                 EXHIBIT
                 NUMBER              EXHIBIT

                  99.1 Press release dated June 10, 2002 entitled "Encore Acquisition Company Commences Private Placement of $150 Million of Senior Subordinated Notes."


                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Encore Acquisition Company

Date: June 10, 2002                    By:  /s/ ROBERT C. REEVES
                                           ------------------------------------
                                       Name:  Robert C. Reeves
                                       Title: Vice President and Controller
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           EXHIBIT
-------                          -------
 99.1       Press release dated June 10, 2002 entitled "Encore Acquisition
            Company Commences Private Placement of $150 Million of Senior
            Subordinated Notes."